UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 21, 2013

QUALSTAR CORPORATION

(Exact name of registrant as specified in its charter)

California	000-30083	95-3927330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990-B Heritage Oak Court, Simi Valley, CA	93063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 583-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2013, Ms. Nidhi H. Andalon, Vice President, Chief Financial Officer, and Corporate Secretary of Qualstar Corporation (the “Company”), tendered her resignation as an officer and employee of the Company, effective as of March 15, 2013. There have been no disagreements between Ms. Andalon and the Company on any matter of accounting principles or practices, financial statement disclosure or any other matter.

Ms. Andalon joined Qualstar’s finance department in January 2003 as a senior accountant, and was promoted to Assistant Controller in June 2004, to Controller in October 2005, to Chief Financial Officer in January 2009, and to Vice President in March 2010.

The Company has begun a search for a new Chief Financial Officer and is in the process of identifying candidates. In the meantime, Mr. Neal Carver will manage the day-to-day operations of Qualstar’s finance department. Mr. Carver has served in senior corporate finance and controller roles in public and private technology companies for more than 20 years. Most recently, Mr. Carver was Corporate Controller for Applied Films Corporation until it was acquired by Applied Materials in 2006 and continued on as Operations Controller for Applied Materials, Inc. from 2006 until 2012. Mr. Lawrence D. Firestone, Qualstar’s Chief Executive Officer and President, will serve as interim principal financial officer until a new Chief Financial Officer has been appointed.

The Company issued a press release on February 27, 2013 announcing the resignation of Ms. Andalon, a copy of which is filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated February 27, 2013, announcing the resignation of Nidhi H. Andalon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

February 27, 2013	By:	/S/ Lawrence D. Firestone
Lawrence D. Firestone
Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated February 27, 2013, announcing the resignation of Nidhi H. Andalon.